UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  October 17, 2006

CHINA SKY ONE MEDICAL, INC.

(Exact Name of small business issuer as specified in its charter)

Nevada	0-26059 .	87-0430322
(State of Incorporation)	(Commission File No.)	(IRS Employer ID Number)

No.38 Dingxin 3rd Street, Nangang District, Harbin,

Heilongjiang Province, People’s Republic of China 150001

(Address of principal executive offices)

86-451-53994073

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

      CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

     CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities

On October 17, 2006, China Sky One Medical, Inc. (the “Company”) closed a private offering to U.S. purchasers under Rule 506 of Regulation D, and a separate offering to foreign investors pursuant to Regulation S, resulting in the sale of a total of $3,000,000 in Units, consisting of common stock and warrants.   The Company sold a total of 200 Units at a price of $15,000 per Unit, each Unit consisting of 5,000 shares at a price of $3.00 per share, and common stock purchase warrants (the “Warrants’).   As a result, the Company sold a total of 1,000,000 shares of the Company’s common stock, and issued Warrants to purchase up to an aggregate of 500,000 additional shares of common stock at any time before October 10, 2008, at a price of $3.50 per share.    The Warrants have a “call” provision entitling the Company to call for the exercise of the Warrants at any time after January 10, 2008, if the bid price of the Company’s common stock averages over $6.00 per share for any consecutive one week period.   The private offerings commenced on or about August 10, 2006.   At the time of commencement of the private offerings, the bid price of the common stock of the Company was $3.75.

American Eastern Securities, Inc., acted as placement agent of the securities, and will receive a commission of 9% from the gross proceeds of the private offerings.   The Placement Agent will also receive warrants to purchase up to 10% of the Units sold in the offering.

The sale of Units was made in the United States to only accredited investors, as defined by Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”).  The private offering was made in the United States in reliance upon an exemption from registration under Section 4(2) of the Act and Rule 506 of Regulation D thereunder.    The Company also sold to only accredited investors outside the United States in reliance upon Regulation S under the Securities Act of 1933, as amended.

The Company intends to use the net proceeds of this offering to provide the Company with working capital for operations; to provide funds for research and development; to pay trade creditors and other indebtedness; and to cover marketing and promotion expenses.

Item 9.01 Financial Statements and Exhibits.

Copies of the following exhibits are included as exhibits to this Form 8-K pursuant to Item 601 of Regulation S-B.

Exhibit No.

Title

4.1

Form of Warrant to Purchase Common Stock of China Sky One Medical, Inc.

99.1

Press Release dated October 17, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT:

CHINA SKY ONE MEDICAL, INC.

Date:  October 17, 2006

By

/s/ Liu Yan-qing

Liu Yan-qing, President

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